UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 9, 2007
(Date of earliest event reported)

TELKONET, INC.
(Exact Name of Registrant as Specified in Its Charter)

Utah
(State or Other Jurisdiction of Incorporation)

000-27305	87-0627421
(Commission File No.)	(I.R.S. Employer Identification No.)

20374 Seneca Meadows Parkway, Germantown, Maryland 20876
(Address of Principal Executive Offices)

(240)-912-1800
(Registrant's Telephone Number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 2.01. COMPLETION OF ACQUISITION

On March 9, 2007, Telkonet, Inc. (AMEX: TKO), the leader in providing in-building broadband access over existing electrical wiring, completed the acquisition of Smart Systems International (SSI), a leading technology manufacturer of in-room energy management systems for the hospitality industry. The Company acquired substantially all the assets of SSI for $7,000,000 comprised of $875,000 cash and 2,227,273 shares of Company common stock. Telkonet plans to integrate the two companies’ products, using the Telkonet iWire System™ to provide a cost-effective, easy-to-install broadband platform to network all the energy-related components.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements of Business Acquired:

Financial statements required by this Item shall be filed by amendment to this Form 8-K not later than 71 calendar days following the date that this Form 8-K was required to be filed.

(b) Pro forma financial information:

The pro forma financial information required by this Item shall be filed by amendment to this Form 8-K not later than 71 calendar days following the date that this Form 8-K was required to be filed.

(c) Exhibits:

99	Press release, dated March 15, 2007.

99.1	Asset Purchase Agreement, dated February 23, 2007, by and between Telkonet, Inc. and Smart Systems International (incorporated by reference to our Current Report on Form 8-K filed on March 2, 2007)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELKONET, INC.

Date: March 15, 2007	By:	/s/ Ronald W. Pickett

Ronald W. Pickett Chief Executive Officer